Exhibit 99.1
ERT Closes the Acquisition of the
Research Services Division of CareFusion Corporation
PHILADELPHIA, June 1, 2010/PRNewswire-FirstCall/ — eResearchTechnology, Inc. (ERT), (Nasdaq: ERES — News), a global provider of technology and services to the pharmaceutical, biotechnology, and medical device industries, announced the successful closing of the acquisition of the Research Services Division of CareFusion Corporation (CRS). CRS is a leading provider of respiratory diagnostics services and manufacturer of diagnostic devices and also offers cardiac safety and ePRO services. The combined company offers a market leading position in the very attractive clinical research market for cardiac safety services, cardiac safety consulting, respiratory services, ePRO services, and medical devices. The acquisition will serve to diversify ERT’s revenue base, expand its global footprint, and increase the potential for development of new services and products in clinical research and healthcare delivery.
As previously reported, ERT paid $80.8 million in cash for CRS after giving effect to preliminary closing balance sheet adjustments. The acquisition was financed from ERT’s existing cash and $23 million drawn from ERT’s new $40 million revolving credit facility through Citizens Bank of Pennsylvania. The credit facility was established on May 27, 2010.
ERT plans to issue updated forward-looking financial guidance for the second half of 2010 and for the calendar year 2010 in conjunction with its release of earnings for the second quarter of 2010. ERT will discuss the acquisition and the updated financial guidance during its earnings conference call.
About eResearchTechnology, Inc.
Based in Philadelphia, PA, eResearchTechnology, Inc. (http://www.ert.com) is a global provider of technology and services to the pharmaceutical, biotechnology, and medical device industries.  The Company is a market leader in providing centralized core-diagnostic electrocardiographic (ECG) technology and services to evaluate cardiac safety in clinical development and centralized respiratory technology and services to evaluate pulmonary function efficacy and safety in clinical development.  The Company also provides technology and services to streamline the clinical trials process by enabling its customers to automate the collection, analysis, and distribution of electronic patient reporting outcomes clinical data in all phases of clinical development as well as selected medical devices for the clinical trials and healthcare industries.

www.ert.com

eResearchTechnology, Inc.	1818 Market Street, Suite 1000	1150 U.S. Highway 22 East	eResearchTechnology Limited
	Philadelphia, PA 19103-3638	Bridgewater, NJ 08807-2912	Pegasus House, Bakewell Road
	Main: +1 215.972.0420	Main: +1 908.704.8010	Orton Southgate, Peterborough PE2 6YS UK
	Fax: +1 215.972.0414	Fax: +1 908.704.8218	Main: +44 1733 374800
Fax: +44 1733 238782

This release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events and financial performance with respect to our operations. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “aim,” “anticipate,” “are confident,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe,” “look to” and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance.
These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that might cause such a difference include: unfavorable economic conditions; our ability to obtain new contracts and accurately estimate net revenues, our positive outlook for future bookings, variability in size, scope and duration of projects and internal issues at the sponsoring client; our ability to successfully integrate acquisitions; competitive factors in the market for centralized Cardiac Safety services and respiratory technology and services; changes in the pharmaceutical, biotechnology and medical device industries to which we sell our solutions; technological development; and market demand. There is no guarantee that the amounts in our backlog will ever convert to revenue. Should the current economic conditions continue or deteriorate further, the cancellation rates that we have historically experienced could increase. Further information on potential factors that could affect the Company’s financial results can be found in the Company’s Reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission.
Forward-looking statements speak only as of the date made. We undertake no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect the events or circumstances arising after the date as of which they were made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included in this release or that may be made in our filings with the Securities and Exchange Commission or elsewhere from time to time by, or on behalf of, us.

Contact:
Keith Schneck	Robert East
eResearchTechnology, Inc.	Westwicke Partners, LLC
215-282-5566	410-321-9652
www.ert.com
1.866.538.2808